CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



            As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 15, 1996, included in Dianon Systems, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement and the related prospectus documents.





                                          ARTHUR ANDERSEN LLP


Stamford, Connecticut
December 26, 1996